SUBORDINATED INDENTURE

Dated as of ________

between

MDC Partners inc.,

as Issuer

and

The Bank of New York Mellon,

as Trustee

CERTAIN SECTIONS OF THIS INDENTURE
RELATING TO SECTIONS 310 THROUGH 318 INCLUSIVE,
OF THE TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	Section 609
(a)(2)	Section 609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	Section 608, Section 610
Section 311(a)	Section 613
(b)	Section 613
Section 312(a)	Section 701, Section 702
(b)	Section 702
(c)	Section 702
Section 313(a)	Section 703
(b)	Section 703
(c)	Section 703
(d)	Section 703
Section 314(a)	Section 704
(a)(4)	Section 1004
(b)	Not Applicable
(c)(1)	Section 102
(c)(2)	Section 102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Section 102
Section 315(a)	Section 601
(b)	Section 602
(c)	Section 601
(d)	Section 601
(e)	Section 513
Section 316(a)	Section 101
(a)(1)(A)	Section 502, Section 511
(a)(1)(B)	Section 512
(a)(2)	Not Applicable
(b)	Section 508
(c)	Section 104
Section 317(a)(1)	Section 504
(a)(2)	Section 504
(b)	Section 1003
Section 318(a)	Section 107

_______________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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Section 1513.	Applicability of Article	73

ARTICLE XVI SUBORDINATED GUARANTEES		74

Section 1601.	Subordinated Guarantees.	74

EXHIBIT A	Form of Supplemental Indenture to be Delivered by Guarantors

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INDENTURE, dated as of ________, between mdc partners inc., a corporation continued under the laws of Canada (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation (together with any successor appointed pursuant to the terms of this Indenture, the “Trustee”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior subordinated and subordinated debt securities (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Article I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section	101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	unless the context otherwise requires, any reference to an “Article,” a “Section,” a “Schedule” or an “Exhibit” refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of or to this Indenture;

(4)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)	“including” means including without limitation;

(6)	when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder, the Issuer or the Guarantors, as the case may be, to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 301, and these words are not intended to refer to any right of the Holder, the Issuer or the Guarantors, as the case may be, to exchange such Security for other Securities of the same series and like tenor pursuant to Section 304, Section 305, Section 306, Section 906 or Section 1107 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 301; and

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(7)	unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” has the meaning specified in Section 501.

“Board of Directors” means the board of directors or managers, as applicable, of the Issuer or any of the Guarantors, as the case may be, or any duly authorized committee of that Board of Directors or any director or directors and/or officer or officers to whom that Board of Directors or committee shall have duly delegated its authority.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary, or persons serving similar functions, of the Issuer or any of the Guarantors, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment, unless otherwise specified as contemplated by Section 301, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in that Place of Payment.

“Commission” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

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“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture at 101 Barclay Street, 7W, New York, New York 10286, Attention: Corporate Trust Division – Corporate Finance Unit, or at such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“Covenant Defeasance” has the meaning specified in Section 1303.

“Custodian” has the meaning specified in Section 501.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the date of this Indenture.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 202 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Guarantee” has the meaning specified in Section 1601.

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“Guarantors” means any Person who shall have become a Guarantor under this Indenture pursuant to Section 301 or Section 901, in each case unless and until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture established pursuant to Section 301 or Section 901, at which time references to such Guarantor shall mean such successor person, provided that the term “Guarantor,” when used, with respect to any Security or the Securities of any series, means the Persons who shall from time to time be the guarantors of such Security or the Securities of such series, respectively, as contemplated by Article XVI.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of a Guarantor by any Officer of any Guarantor (or any Person designated in writing as authorized to execute and deliver Guarantor Requests and Guarantor Orders), and delivered to the Trustee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer (or any Person designated in writing as authorized to execute and deliver Issuer Requests and Issuer Orders), and delivered to the Trustee.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501.

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“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Issuer or any of the Guarantors, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer or any of the Guarantors, as the case may be, and delivered to the Trustee. An Officer’s Certificate of the Issuer may be combined with an Officer’s Certificate of any of the Guarantors if signed by an Officer of the Issuer and such Guarantor.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Issuer or for any of the Guarantors, or for both). The counsel may be an employee of the Issuer or any of the Guarantors. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Issuer, any of the Guarantors or governmental or other officials customary for opinions of the type required.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Securities as to which Defeasance has been effected pursuant to Section 1302;

(4)	Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; and

(5)	Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301;

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provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Issuer, any of the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer, any of the Guarantors or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, any of the Guarantors or any other obligor upon the Securities or any Affiliate of the Issuer, any of the Guarantors or such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or premium, if any, or interest on any Securities on behalf of the Issuer or any of the Guarantors.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, subject to Section 1002, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of such series are payable as specified as contemplated by Section 301.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

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“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to a Security to be repaid at the option of a Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for purposes of Section 601(3)(B) and the second sentence of Section 602 shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest and all other amounts owed and obligations in respect of (i) indebtedness of the Issuer or any Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed or owed (other than the indebtedness evidenced by the Securities of any series) and (ii) renewals, extensions, modifications and refundings of any such indebtedness, except for (x) the Securities, (y) indebtedness or other obligation that by its terms is equal with or subordinate in right of payment to the Securities or any related Guarantee and (z) any indebtedness or other obligation which is equal with or subordinate in right of payment to the Securities and any related Guarantee.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means with respect to any Person, another Person consolidated as a subsidiary on the consolidated financial statements of such Person in accordance with GAAP (it being understood that making a Person part of a discontinued operation does not cause it to cease to be consolidated as a subsidiary for purposes of this definition).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

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“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.

“U.S. Government Obligation” means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (a) or (b), is not callable or redeemable at the option of the issuer thereof, and (2) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President” means, when used with respect to the Issuer, any of the Guarantors or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section	102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any of the Guarantors to the Trustee to take any action under any provision of this Indenture, the Issuer or the Guarantors, or both, as the case may be, shall furnish to the Trustee, if requested by the Trustee, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

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(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section	103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or any of the Guarantors, or both, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer or any of the Guarantors, or both, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or any of the Guarantors, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section	104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 601, conclusive in favor of the Trustee, the Issuer, and the Guarantors, if made in the manner provided in this Section 104.

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The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

Each of the Issuer and the Guarantors may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that neither the Issuer nor the Guarantors may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer or the Guarantors from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer or the Guarantors, as the case may be, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 511, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.

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With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section	105. Notices, Etc., to Trustee and Issuer or Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the Trustee by any Holder, or by the Issuer or by the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person, by facsimile at (212) 815-5704, mailed by first-class postage prepaid, to or with the Trustee at its Corporate Trust Office at the location specified in Section 101; or

(2)	the Issuer or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person, by facsimile or mailed, first-class postage prepaid (or, in the case of Securities held in book-entry form, by electronic transmission), to the Issuer or the Guarantors addressed to the attention of the Secretary of the Issuer or any of the Guarantors at the address of the Issuer’s or any of the Guarantors’ principal office specified in writing to the Trustee by the Issuer or any such Guarantor and, until further notice, at, 745 Fifth Avenue, 19th Floor, New York, NY 10151, facsimile number (212) 937-4365, Attention: General Counsel.

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If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties

Section	106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

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Section	107. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section	108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section	109. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section	110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section	111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section	112. Governing Law; Submission to Jurisdiction.

This Indenture, the Securities and the Guarantees, if any, shall be governed by, and construed in accordance with, the law of the State of New York.

Each of the Issuer, the Guarantors and each Holder by its acceptance of a Security hereby:

(1)	agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Guarantees) or the Securities, as the case may be, may be instituted in any federal or state court sitting in Borough of Manhattan, New York City,

(2)	waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

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(3)	irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

(4)	agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(5)	agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

Section	113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security, or any date on which a Holder has the right to convert such Holder’s Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 113)) payment of principal and premium, if any, or interest, or the Redemption Price or conversion of such Security, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such conversion date. In the case, however, of Securities of a series bearing interest at a floating rate based on the London interbank offered rate (LIBOR), if any Interest Payment Date (other than the Redemption Date or Stated Maturity) would otherwise be a date that is not a Business Day, then the Interest Payment Date shall be postponed to the following date which is a Business Day, unless that Business Day falls in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Stated Maturity or conversion date, as the case may be, to the date of such payment.

Section	114. No Recourse Against Others.

A director, officer, employee or stockholder as such of the Issuer or any of the Guarantors shall not have any liability for any obligations of the Issuer or any such Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section	115. WAIVER OF JURY TRIAL.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE ISSUER, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES OR THE SECURITIES.

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Section	116. Counterpart Originals.

The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section	117. Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section	118. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section	119. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Article II
SECURITY FORMS

Section	201. Forms Generally.

The Securities of each series and the Guarantees thereof contemplated in Article XVI shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution of the Issuer or any of the Guarantors, as the case may be, or, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution of the Issuer or any of the Guarantors, as the case may be, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities or Guarantees thereof, as evidenced by their execution thereof. If the form of Securities of any series or Guarantees thereof is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer or any of the Guarantors, as applicable, and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

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The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or Guarantees, as evidenced by their execution of such Securities.

Section	202. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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Section	203. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Article III
THE SECURITIES

Section	301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to (a) a Board Resolution of the Issuer or pursuant to authority granted by a Board Resolution of the Issuer and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of the Issuer, or (b) one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)	the price or prices at which debt securities of the series will be issued;

(3)	whether the debt securities of the series will rank as senior subordinated securities or subordinated securities or any combination thereof and the terms of such subordination;

(4)	the limit, if any, on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, Section 305, Section 306, Section 906 or Section 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(5)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

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(6)	the date or dates on which the principal of any Securities of the series is payable or the method used to determine or extend those dates;

(7)	the rate or rates, which may be fixed or variable, at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the method or methods used to determine any variable rates and the Regular Record Date for any such interest payable on any Interest Payment Date;

(8)	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

(9)	the place or places where the principal of and premium, if any, and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(10)	the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuer and, if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Securities shall be evidenced;

(11)	the obligation or the right, if any, of the Issuer to redeem or purchase any Securities of the series pursuant to any sinking fund or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(12)	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(13)	if the amount of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined;

(14)	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

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(15)	if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Issuer or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(16)	if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(17)	if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(18)	if other than by a Board Resolution, the manner in which any election by the Issuer or any of the Guarantors to defease any Securities of the series pursuant to Section 1302 or Section 1303 shall be evidenced; whether any Securities of the series other than Securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to Section 1302 or Section 1303; or, in the case of Securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1302 or Section 1303 or both such Sections;

(19)	if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of such Global Security;

(20)	any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

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(21)	any addition to, deletion from or change in the covenants set forth in Article VIII and Article X which applies to Securities of the series;

(22)	if the Securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any Person (including the Issuer or any of the Guarantors), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(23)	whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities if other than DTC;

(24)	whether the Securities of the series will be guaranteed by any Person or Persons (including any Guarantors) and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(25)	whether the Securities of the series or guarantees will be secured by any collateral and, if so, the terms and conditions upon which such Securities or guarantees shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Issuer or any guarantor;

(26)	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

(27)	any listing of the Securities on any securities exchange; and

(28)	any other terms of the Securities of such series and the Guarantees thereof (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901 and Section 902).

There shall be established in or pursuant to a Board Resolution of any of the Guarantors and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate of such Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, the provisions of the Guarantees with respect to the Securities of such series, if such provisions differ from those set forth in Section 1601.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution of the Issuer referred to above or pursuant to authority granted by one or more Board Resolutions of the Issuer and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate of the Issuer referred to above or in any such indenture supplemental hereto.

All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution of the Issuer referred to above and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate of the Issuer referred to above or pursuant to authority granted by one or more Board Resolutions of the Issuer or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Issuer, without the consent of any Holder, at any time and from time to time.

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If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Section	302. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section	303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions as permitted by Section 201 and Section 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and, subject to Section 601, shall be fully protected in relying upon, at the option of the Issuer, either (i) an Opinion of Counsel or (ii) a letter from legal counsel addressed to the Trustee permitting it to rely on an Opinion of Counsel,

(1)	if the form of such Securities has been established by or pursuant to a Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)	if the terms of such Securities have been established by or pursuant to a Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

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(3)	that such Securities, when authenticated by the Trustee and issued and delivered by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Such Opinion of Counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Issuer and its subsidiaries, as applicable, and certificates of public officials.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 301 and of the preceding paragraph of this Section 303, if all Securities of a series are not to be originally issued at one time, including in the event that the aggregate principal amount of a series of Outstanding Securities is increased as contemplated by Section 301, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Issuer Order and Opinion of Counsel otherwise required pursuant to this Section 303 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section	304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer or Officers executing such Securities may determine, as evidenced by their execution thereof.

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If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section	305. Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for such series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and each of the Guarantors, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and the Guarantees, respectively, surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

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No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, Section 906 or Section 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws or any substantially similar federal, state or local law.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Securities:

(1)	Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)	Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Issuer that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security or if the Depositary ceases to be eligible under this Indenture to act as Depositary and the Issuer does not appoint a successor Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and a request has been made for such exchange or (C) the Issuer so directs the Trustee by a Issuer Order.

(3)	Subject to clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 301, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

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(4)	Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 305, Section 304, Section 306, Section 906 or Section 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section	306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer or any of the Guarantors in its or their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 306, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuer and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any series issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Security and shall constitute an original additional contractual obligation of the Issuer whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section	307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

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Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer or any of the Guarantors, at its election in each case, as provided in clause (1) or (2) below:

(1)	The Issuer or the Guarantors may elect to make payment of any Defaulted Interest payable on Securities of a series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer or the Guarantors shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer or the Guarantors, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Guarantors of such Special Record Date and, in the name and at the expense of the Issuer or the Guarantors, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)	The Issuer or any of the Guarantors may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer or the Guarantors to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

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In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

Section	308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 307, any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee shall be affected by notice to the contrary.

None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an agent member or participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member or participant, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member or participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

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Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section	309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Issuer a list of all Securities that have been cancelled from time to time as requested in writing by the Issuer.

Section	310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section	311. CUSIP Numbers.

The Issuer in issuing any series of the Securities may use “CUSIP”, “ISIN” or other similar numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly inform the Trustee, in writing, of any change in the “CUSIP”, “ISIN” or other similar numbers.

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Section	312. Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Issuer shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.

Article IV
SATISFACTION AND DISCHARGE

Section	401. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Issuer Request, cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)	either

(A)	all outstanding Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Guarantors, as the case may be, and thereafter repaid to the Issuer or the Guarantors, as the case may be, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)	all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Guarantors, jointly and severally,

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and the Issuer or the Guarantors, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, money in an amount sufficient without reinvestment, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Issuer or, if applicable, the Guarantors, have paid or caused to be paid all other sums payable hereunder by the Issuer or the Guarantors; and

(3)	the Issuer or, if applicable, the Guarantors have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section	402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Issuer upon Issuer Request or, if applicable, to the Guarantors upon Guarantor Request, to the extent originally deposited by such party. The Issuer or the Guarantors, as the case may be, may direct by an Issuer Order or Guarantor Order, as applicable, the investment of any money deposited with the Trustee pursuant to Section 401, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Issuer or the Guarantors, as the case may be, may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 402.

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Article V
REMEDIES

Section	501. Events of Default.

Except as may be otherwise provided pursuant to Section 301 for Securities of any series, an “Event of Default” means, whenever used herein or in a Security issued hereunder with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	the Issuer defaults in the payment of any installment of interest on any Security of such series for 30 days after becoming due (whether or not prohibited by the subordination provisions of this Indenture);

(2)	the Issuer defaults in the payment of the principal of or premium, if any, on any Security of such series when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise (whether or not prohibited by the subordination provisions of this Indenture);

(3)	the Issuer defaults in the delivery when due of any securities, cash or other property (including, without limitation, any common shares) when required to be delivered upon conversion of any convertible debt security of such series or upon the exchange of any debt security of such series which is exchangeable for common shares or other securities or property (other than an exchange of debt securities of such series for other debt securities of the same series);

(4)	the Issuer defaults in the deposit of any sinking fund payment, when and as due by the terms of a Security of such series;

(5)	the Issuer or, if applicable, the Guarantors default in the performance of, or breaches, any of their covenants and agreements in respect of any Security of such series contained in this Indenture or in the Securities of such series (other than those referred to in (1), (2), (3) or (4) above), and such default or breach continues for a period of 60 days (except that, in the case of a default in the performance of or breach of any reporting covenant otherwise provided pursuant to Section 301 for Securities of any series, such period shall be 120 days) after the notice specified below;

(6)	if the Securities of such series are guaranteed Securities, the guarantee of the Securities of such series by any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by this Indenture;

(7)	the Issuer or the Guarantors, as the case may be, pursuant to or within the meaning of the Bankruptcy Law (as defined below):

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(A)             commences a voluntary case or proceeding;

(B)              consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)              consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

(D)             makes a general assignment for the benefit of its creditors;

(E)              files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F)               consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G)             takes any comparable action under any foreign laws relating to insolvency;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)             is for relief against the Issuer or, if applicable, the Guarantors in an involuntary case, or adjudicates the Issuer or the Guarantors insolvent or bankrupt;

(B)              appoints a Custodian of the Issuer or, if applicable, the Guarantors or for all or substantially all of the property of the Issuer or the Guarantors; or

(C)              orders the winding-up or liquidation of the Issuer or, if applicable, the Guarantors (or any similar relief is granted under any foreign laws),

and the order or decree remains unstayed and in effect for 60 days; or

(9)	any other Event of Default provided by Section 301 with respect to Securities of such series occurs.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state, Canadian, provincial or other foreign law for the relief of debtors. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

A Default with respect to Securities of any series under clause (6) of this Section 501 shall not be an Event of Default until the Trustee (by written notice to the Issuer and the Guarantors) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series (by written notice to the Issuer, the Guarantors and the Trustee) gives notice of the Default and the Issuer or the Guarantors does not cure such Default within the time specified in clause (6) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

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Section	502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 501(7) or Section 501(8)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal amount of all the Securities of such series (or, if any Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), together with any accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount), together with any accrued and unpaid interest and premium, if any, thereon, shall become immediately due and payable; provided, however, that payment of principal and interest on the Securities of such Series shall remain subordinated to the extent provided in Article XV. If an Event of Default specified in Section 501(7) or Section 501(8) with respect to the Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of such series (or, in the case of any Security of such series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof), together with any accrued and unpaid interest and premium thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable; provided, however, that payment of principal and interest on the Securities of such Series shall remain subordinated to the extent provided in Article XV. Upon payment of such amount in the currency in which such Securities are denominated (except as otherwise provided), all obligations of the Issuer and the Guarantors, as applicable, in respect of the payment of principal and interest of the Securities of such series shall terminate.

Except as may otherwise be provided pursuant to Section 301 for all or any specific Securities of any series, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Issuer or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay:

(A)	all overdue interest on all Securities of such series,

(B)	the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of such series,

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(C)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)	all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 512; and

(3)	the rescission would not conflict with any judgment or decree.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section	503. Collection of Indebtedness and Suits for Enforcement by Trustee.

Each of the Issuer and the Guarantors covenants that if (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, it will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section	504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer or the Guarantors (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and any predecessor Trustee under Section 607.

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No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section	505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section	506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article V or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) hereunder;

SECOND: To holders of Senior Indebtedness of the Issuer and, if collected from a Guarantor, to holders of Senior Indebtedness of such Guarantor, in each case to the extent required by, and in accordance with, Article XV and/or Article XVI, as applicable.

THIRD: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

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FOURTH: To the payment of the remainder, if any, to the Issuer or the Guarantors, as applicable.

Section	507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1)	Such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)	the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section	508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 307, interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be, and, if the terms of such Security so provide, to convert such Security in accordance with its terms) and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

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Section	509. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section	510. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section	511. Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (or, in the case of a matter applicable to less than all Outstanding Securities, Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such matter) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:

(1)	such direction shall not be in conflict with any rule of law or with this Indenture,

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)	the Trustee shall have the right to require compliance with Section 603(5).

Section	512. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)	in the payment of the principal of or premium, if any, or interest on any Security of such series, held by a non-consenting Holder, or

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(2)	in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section	513. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 513 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer, the Guarantors or the Trustee, a suit by a Holder under Section 508, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

Section	514. Waiver of Usury, Stay or Extension Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section	515. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Article VI
THE TRUSTEE

Section	601. Certain Duties and Responsibilities of Trustee.

(1)	Except during the continuance of an Event of Default with respect to any series of Securities,

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(A)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

(B)	in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Securities of such series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(2)	In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)	this Section 601(3) shall not be construed to limit the effect of Section 601(1) or Section 601(4);

(B)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(5)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

(6)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer and such Officer’s name is evidenced on a certificate setting forth the names of individuals and/or titles of officers authorized to take specified actions pursuant to this Indenture.

(7)	In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

(8)	No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty.

Section	602. Notice of Defaults.

If a Default or an Event of Default occurs with respect to Securities of any series and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series, as their names and addresses appear in the Security Register, notice of the Default within 90 days after it is known to a Responsible Officer. Except in the case of a Default in payment of principal of (or premium, if any) or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of Securities of such series.

Section	603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)	the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or any document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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(2)	any request or direction of the Issuer or the Guarantors mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, or Guarantor Request or Guarantor Order, as the case may be, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution thereof;

(3)	whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4)	the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or the Guarantors personally or by agent or attorney at the sole cost of the Issuer or the Guarantors, as applicable, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)	the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9)	the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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(10)	in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)	in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, , sabotage, epidemics, riots and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances);

(12)	the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer shall have actual knowledge thereof, and such notice references the Securities and this Indenture;

(13)	a permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty;

(14)	the Trustee may request that the Issuer and the Guarantors deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(15)	notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

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Section	604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section	605. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuer or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608 and Section 613, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section	606. Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or the Guarantors, as applicable.

Section	607. Compensation and Reimbursement.

The Issuer and the Guarantors, as the case may be, jointly and severally, agree:

(1)	to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Issuer and the Trustee hereto for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its negligence or, willful misconduct, and the Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business; and

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(3)	to indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any successor Trustee hereunder shall not affect the rights of any other predecessor Trustee hereunder.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities as to all property and funds held or collected by it hereunder, except with respect to funds held in trust for the payment of principal (and premium, if any) on particular Securities.

The provisions of this Section 607 shall survive the satisfaction and discharge of the Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee, and any payments or reimbursements due under this Section 607 shall not be subordinated to the payment of Senior Indebtedness under Article XV.

Section	608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Indenture.

To the extent permitted by Section 310(b) of the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section	609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in a city in the United States that is acceptable to the Issuer and the Guarantors. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

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Section	610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer or the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, upon written notice delivered to the Trustee, to the Issuer and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer or the Guarantors, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)	the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer, the Guarantors or any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)	the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer, the Guarantors or any such Holder, or

(3)	the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer or the Guarantors may remove the Trustee with respect to all Securities or (B) subject to Section 513, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

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If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer or the Guarantors shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer or the Guarantors. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer, the Guarantors or the Holders and accepted appointment in the manner required by Section 611, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of Securities of such series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuer or the Guarantors, as the case may be, shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section	611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Guarantors, as the case may be, and the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Issuer, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien provided for in Section 607, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

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In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantors, as the case may be, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series and the Guarantees thereof to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series and the Guarantees thereof as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer and the Guarantors, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section	612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

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Section	613. Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Issuer or the Guarantors, as the case may be (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or the Guarantors (or any such other obligor) .

Section	614. Appointment of Co-Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, each of the Issuer and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Securities then Outstanding, the Issuer and each applicable Guarantor shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Issuer either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 614. If the Issuer or any applicable Guarantor does not join in such appointment within fifteen days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Issuer or any Guarantor be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer and/or such Guarantor.

Every co-trustee or separate trustee shall, to the extent permitted by law and applicable regulation, but to such extent only, be appointed subject to the following conditions:

(1) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(2) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law or applicable regulation of any jurisdiction in which any particular act is to be performed by the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, but solely at the direction of the Trustee;

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(3) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 614, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. The Issuer and each applicable Guarantor shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 614; and

(4) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law and applicable regulations, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law and applicable regulations, without appointment of a new or successor trustee.

Article VII
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE, THE ISSUER AND THE GUARANTORS

Section	701. Issuer to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Issuer shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of each series.

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Section	702. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may dispose of any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, the Guarantors, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section	703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Trustee shall promptly deliver to the Issuer and the Guarantors a copy of any report it delivers to Holders pursuant to this Section 703.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Securities are listed (provided the Issuer notifies the Trustee of any such listing), with the Commission, the Issuer and the Guarantors. The Issuer and the Guarantors will promptly notify the Trustee when any Securities are listed on any stock exchange or automated quotation system or delisted therefrom.

Section	704. Reports by the Issuer and the Guarantors.

The Issuer and any Guarantors shall comply with all the applicable provisions of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such is for informational purposes only and shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

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Article VIII
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section	801. Issuer May Merge or Transfer Assets Only on Certain Terms.

The Issuer may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, in one transaction or a series of related transactions, any other Person, provided that:

(1)	the Issuer shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America any state thereof or the District of Columbia or Canada or any province or territory thereof, and such successor Person (if not the Issuer) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all the obligations of the Issuer under the Securities and this Indenture and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms;

(2)	immediately after giving effect to such transaction and the assumption contemplated by clause (1) above, no Default or Event of Default shall have occurred and be continuing; and

(3)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, if any, complies with this Indenture and all conditions precedent provided for in the Indenture have been complied with.

Section	802. Successor Person Substituted.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Issuer, in each case in accordance with Section 801, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, with the same effect as if such successor Person had been an original party to this Indenture, and the Issuer shall be released from all of its liabilities and obligations under this Indenture and the Securities.

Article IX
modifications and SUPPLEMENTAL INDENTURES

Section	901. Modifications or Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, the Guarantors, as applicable, and the Trustee, at any time and from time to time, may modify this Indenture or enter into one or more indentures supplemental hereto, for any of the following purposes:

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(1)	to add to the covenants for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or the Guarantors, as the case may be;

(2)	to evidence the succession of another Person to the Issuer or the Guarantors, as the case may be, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or the Guarantors, as the case may be, pursuant to Article VIII or any applicable indentures supplemental hereto;

(3)	to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4)	to add additional guarantees or additional Guarantors in respect of all or any series of Securities under this Indenture (which supplemental indenture may be in the form of Exhibit A), and to evidence the release and discharge of any Guarantor from its obligations under its Guarantees of all or any series of Securities and its obligations under this Indenture in accordance with the terms of this Indenture;

(5)	to secure the Securities issued hereunder or to provide that any of the obligations under the Securities or the Indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

(6)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(7)	to provide for the issuance of additional Securities of any series;

(8)	to establish the form or terms of Securities of any series or the Guarantees as permitted by Section 201 and Section 301;

(9)	to comply with the rules of any applicable Depositary;

(10)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities, provided that any such action will not adversely affect the interests of the Holders of Securities of that series or any other series of Securities issued under the Indenture in any material respect;

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(11)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;

(12)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the modification or the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding;

(13)	to conform the text of this Indenture and the terms of any Securities to the “Description of the Debt Securities” in an applicable registration statement or the comparable provisions in the applicable prospectus supplement to the extent the “Description of the Debt Securities” in such applicable registration statement or such comparable provision in such prospectus supplement was intended to be a verbatim recitation of a provision of this Indenture or Securities, which intent may be evidenced by an Officer’s Certificate to that effect;

(14)           to eliminate any conflict between the terms of the Indenture and the Securities issued thereunder and the Trust Indenture Act;

(15)           to cure any ambiguity or omission or to correct or supplement any provision of this Indenture which may be defective or inconsistent with any other provision herein; and

(16)           to change any other provision with respect to matters or questions arising under this Indenture which will not be inconsistent with any provision of the Indenture; provided that such action pursuant to this clause (16) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section	902. Modifications or Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modifications or supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Issuer, the Guarantors, as applicable, and the Trustee, the Issuer, the Guarantors, as applicable, and the Trustee may modify this Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, no such modifications or supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal or interest on, any Security;

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(2)	reduce the principal amount of any Security or reduce the amount of the principal of any Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or reduce the rate of interest on any Security or change or have the effect of changing the time for payment of interest, including defaulted interest, if any, on any Securities under this Indenture;

(3)	reduce any premium payable upon the redemption of or change the date on which any Security may or must be redeemed;

(4)	change the coin or currency in which the principal of or premium, if any, or interest on any Security is payable;

(5)	make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Securities or to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such modifications or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults or Events of Default hereunder and their consequences) provided for in this Indenture;

(7)	release any Guarantor from any of its obligations under any of its Guarantees or the Indenture, except in accordance with the terms of this Indenture;

(8)	modify any of the provisions of this Section 902, Section 512 or Section 1005, except to increase any such percentage vote required or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1005, or the deletion of this proviso, in accordance with the requirements of Section 611 and Section 901(6); or

(9)	modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders; or

(10)	if the Securities of any series are convertible into or for any other securities or property of the Issuer or any other Person, make any change that adversely affects in any material respect the right to convert any Security of such series (except as permitted by Section 901) or decrease the conversion or exchange rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security.

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A modification or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed modification or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

After a modification or supplemental indenture under this Section 902 becomes effective, the Issuer and the Guarantors shall mail to the Holders a notice briefly describing such modification or supplemental indenture or a copy of such modification or supplemental indenture. Any failure of the Issuer and the Guarantors to mail such supplemental indenture, shall not in any way impair or affect the validity of any such modification or supplemental indenture.

Section	903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section	904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section	905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

Section	906. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer and the Guarantors shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer and the Guarantors, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

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Article X
COVENANTS

Section	1001. Payment of Principal, Premium, if any, and Interest.

The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities of such series in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Issuer or any Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Issuer or such Subsidiary pursuant to Section 1003) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 307.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by any domestic or foreign taxing authorities from principal or interest payments hereunder.

Section	1002. Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Issuer or the Guarantors in respect of the Securities of such series or the Guarantees thereof, as the case may be, and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Each of the Issuer and the Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer or the Guarantors may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer or the Guarantors, as the case may be, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section	1003. Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of such Securities entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer (and, pursuant to the Guarantees thereof, the Guarantors) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

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Section	1004. Statement by Officers as to Default.

The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer ending after the date hereof an Officer’s Certificate signed by its principal executive officer, principal financial officer or principal accounting officer, stating whether or not, to the knowledge of such Officer, the Issuer or the Guarantors are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to it (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer or the Guarantors, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

Section	1005. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Issuer or the Guarantors, as the case may be, may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(21), Section 901(1) or Section 901(8) for the benefit of the Holders of such series or in Article VIII, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article XI
REDEMPTION OF SECURITIES

Section	1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article XI.

Section	1102. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuer of the Securities of any series (including any such redemption affecting only a single Security), the Issuer shall, at least fifteen (15) days prior (or such shorter period as is acceptable to the Trustee) to the date notice of redemption is required to be mailed or caused to be mailed pursuant to Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of the Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction or condition on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

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Any notice of redemption may, at the Issuer’s discretion, be subject to one or more restrictions or conditions, including completion of an equity offering or other corporate transaction.

Section	1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (provided that, in the case of Global Securities, the Depositary may select Global Securities for redemption pursuant to its Applicable Procedures) and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

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Section	1104. Notice of Redemption.

Notice of redemption shall be given by first-class mail (or in the case of Securities held in book-entry form, by electronic transmission), postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 301 for Securities of a series), to each Holder of Securities to be redeemed (with a copy to the Trustee), at such Holder’s address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price (or the method of calculating such price);

(3)	if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)	the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)	for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(7)	that the redemption is for a sinking fund, if such is the case;

(8)	if applicable, any restrictions or conditions to such redemption; and

(9)	if applicable, the CUSIP numbers of the Securities of such series; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Issuer. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

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Section	1105. Deposit of Redemption Price.

By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which are owned by the Issuer or a Subsidiary and have been delivered by the Issuer or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Issuer. In addition, the Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307 or in the terms of such Security) be paid to the Issuer upon Issuer Request or, if then held by the Issuer, shall be discharged from such trust.

Section	1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.

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If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section	1107. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer, the Guarantors or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Guarantors and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, with the Guarantee thereof of the Guarantors.

Article XII
SINKING FUNDS

Section	1201. Applicability of Article.

The provisions of this Article XII shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any series of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of the series as provided for by the terms of such Securities.

Section	1202. Satisfaction of Sinking Fund Payments with Securities.

The Issuer and the Guarantors (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

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Section	1203. Redemption of Securities for Sinking Fund.

Not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

Article XIII
DEFEASANCE AND COVENANT DEFEASANCE

Section	1301. Issuer’s or Guarantors’ Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise provided as contemplated by Section 301, Section 1302 and Section 1303 shall apply to all Securities and each series of Securities, and the Guarantees thereof, denominated in U.S. dollars and bearing interest at a fixed rate, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article XIII; and the Issuer or the Guarantors, as the case may be, may elect, at its option at any time, to have Section 1302 and Section 1303 applied to any Securities or any series of Securities and, in each case, the Guarantees thereof, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or Section 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article XIII. Any such election shall be evidenced by a Board Resolution, Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities.

Section	1302. Defeasance and Discharge.

Upon the Issuer’s or the Guarantors’ exercise of its option, if any, to have this Section 1302 applied to any Securities or any series of Securities, and the Guarantees thereof, or if this Section 1302 shall otherwise apply to any Securities or any series of Securities, each of the Issuer and the Guarantors, as the case may be, shall be deemed to have been discharged from their obligations with respect to such Securities and Guarantees as provided in this Section 1302 and the provisions of Article XV hereof shall cease to be effective on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and Guarantees and to have satisfied all its other obligations under such Securities and Guarantees and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Issuer or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section 1305, payments in respect of the principal of and premium, if any, and interest on such Securities when payments are due, (2) the Issuer’s obligations with respect to such Securities and the Guarantors’ obligations with respect to such Guarantees under Section 304, Section 305, Section 306, Section 1002 and Section 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIII. Subject to compliance with this Article XIII, the Issuer or the Guarantors may exercise their option, if any, to have this Section 1302 applied to the Securities of any series and the Guarantees thereof notwithstanding the prior exercise of its option, if any, to have Section 1303 applied to such Securities and Guarantees.

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Section	1303. Covenant Defeasance.

Upon the Issuer’s or the Guarantors’ exercise of their option, if any, to have this Section 1303 applied to any Securities or any series of Securities, and the Guarantees thereof, or if this Section 1303 shall otherwise apply to any Securities or any series of Securities, and the Guarantees thereof, (1) the Issuer shall be released from its obligations under, and the Guarantors, as the case may be, shall have no liability in respect of, Section 801(3), any similar provision contained in any supplemental indenture to this Indenture applicable to the Guarantors and any covenants provided pursuant to Section 301(21), Section 901(1) or Section 901(8) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(5) and Section 501(9) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities and Guarantees as provided in this Section 1303 and the provisions of Article XV hereof shall cease to be effective on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities and Guarantees, each of the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby.

Section	1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303 to any Securities or any series of Securities, and the Guarantees thereof:

(1)	The Issuer or the Guarantors shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.

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(2)	In the event of an election to have Section 1302 apply to any Securities or any series of Securities, and the Guarantees thereof, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel stating that, subject to customary assumptions and exclusions, (A) the Issuer or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders and beneficial owner of such Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)	In the event of an election to have Section 1303 apply to any Securities or any series of Securities, and the Guarantees thereof, the Issuer or the Guarantors shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders and beneficial owner of such Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)	No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith).

(5)	Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument to which the Issuer or the Guarantors are a party or by which it is bound.

(6)	At the time of such deposit: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any Senior Indebtedness shall have occurred and be continuing, and no event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either clause (A) or clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

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(7)	The Issuer or the Guarantors shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with (in each case, subject to the satisfaction of the condition in clause (4)).

Before or after a deposit, the Issuer or the Guarantors may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article XI.

Section	1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations held in trust pursuant to Defeasance or Covenant Defeasance shall not be subject to Article XV.

The Issuer or the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or the Guarantors from time to time upon Issuer Request or Guarantor Request, as the case may be, any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

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Section	1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIII with respect to any Securities (and the Guarantees thereof) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities and Guarantees from which the Issuer or the Guarantors have been discharged or released pursuant to Section 1302 or Section 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII with respect to such Securities and Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities and Guarantees in accordance with this Article XIII; provided, however, that (a) if the Issuer or the Guarantors make any payment of principal of or premium, if any, or interest on any such Security following such reinstatement of its obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights, if any, of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuer or the Guarantors, as the case may be, promptly after receiving a written request therefor at any time, if such reinstatement of the obligations of the Issuer or the Guarantors, as the case may be, has occurred and continues to be in effect.

Article XIV
REPAYMENT AT THE OPTION OF HOLDERS

Section	1401. Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article XIV.

Section	1402. Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof and premium, if any, thereon, together with interest thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Issuer covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, the premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

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Section	1403. Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Issuer at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Issuer shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

Section	1404. When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article XIV and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Issuer, together with accrued interest and/or premium, if any, to (but excluding) the Repayment Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Issuer shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) and any premium shall, until paid, bear interest from the Repayment Date at the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) set forth in such Security.

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Section	1405. Securities Repaid in Part.

Upon surrender of any Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in a principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

Article XV
SUBORDINATION

Section	1501. Agreement to Subordinate.

The Issuer covenants and agrees, and each Holder by accepting a Security covenants and agrees that, anything in this Indenture or the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Securities of each series is subordinate and junior in right of payment, to the extent provided herein, to all Senior Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section	1502. Distribution on Dissolution, Liquidation and Reorganization.

Upon any distribution of assets of the Issuer upon any dissolution, winding up, liquidation or reorganization of the Issuer, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the Holders thereof by a plan of reorganization under applicable bankruptcy law):

(1)	the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (and premium, if any) or interest on indebtedness evidenced by the Securities; and

(2)	any payment or distribution of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

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(3)	in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee on behalf of the Holders of the Securities or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which the instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property, or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Issuer to or on account of the Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Issuer referred to in this Article XV, the Trustee, subject to the provisions of Section 601 and Section 603, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent to this Article XV. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay or distribute to or on behalf of Holders of Securities or the Issuer or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV. If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

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Section	1503. No Payment on Securities in Event of Default on Senior Indebtedness.

No payment by the Issuer on account of principal (or premium, if any), sinking funds or interest on the Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest on Senior Indebtedness has been made or duly provided for.

Section	1504. Payments on Securities Permitted.

Nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as provided in Section 1502 and Section 1503, payments of principal (and premium, if any) or interest of the Securities or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities, unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

Section	1505. Trustee to Effectuate Subordination.

Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section	1506. Notices to Trustee.

The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Issuer) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Issuer or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (and premium, if any) or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 1506, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

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Section	1507. Trustee as Holder of Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims, of, or payments to, the Trustee under or pursuant to Section 607.

Section	1508. Modification of Terms of Senior Indebtedness.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section	1509. Reliance on Judicial Order or Certificate of Liquidation Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Article XV, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which each insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV. The Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

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Section	1510. Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness, may at any time or from time to time and in their absolute direction, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under such Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Securities or the Trustee and without affecting the obligations of the Issuer, the Trustee or the Holders of Securities under this Article XV.

Section	1511. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute money or assets to securityholders or the Issuer. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section	1512. Defeasance.

The terms of this Article XV shall not apply to payments from money or the proceeds from U.S. Government Obligations held in trust by the Trustee for the payment of principal and interest on the Securities pursuant to Section 1305.

Section	1513. Applicability of Article.

Unless specified otherwise pursuant to Section 301 for Securities of a series, this Article XV shall apply to each series of Securities issued under this Indenture.

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Article XVI
SUBORDINATED GuaranteeS

Section	1601. Subordinated Guarantees.

The payment of the principal of, and premium, if any, and interest on the Securities of each series and all other amounts due and payable under this Indenture shall be guaranteed (each such guarantee, a “Guarantee”) by such Guarantors, and on such terms and subject to such conditions, as shall be established pursuant to Section 301 with respect to the Securities of such series. The Person(s) who shall initially be the Guarantors of the Securities of any series may include any and all such Persons as the Issuer may determine; provided that prior to the initial issuance of Securities that are to be guaranteed, the parties hereto and such Person shall enter into a supplemental indenture pursuant to Section 901(4) hereof whereby such Person shall become a Guarantor under this Indenture.

Unless specified otherwise pursuant to Section 301 for Securities of a series, the subordination provisions in Article XV shall apply to each guarantee of a series of Securities issued under this Indenture.

Anything in this Indenture, the Securities or any Guarantee to the contrary notwithstanding, the obligations of each Guarantor under its Guarantees and this Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including any other Guarantees), result in the obligations of such Guarantor under its Guarantees and this Indenture not constituting a fraudulent transfer or conveyance under any Bankruptcy Law or any similar federal, state or foreign law affecting the rights of creditors generally.

No Guarantee shall be valid and obligatory for any purpose with respect to any Security until the certificate of authentication or such Security shall have been signed by or on behalf of the Trustee.

*          *          *

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MDC partners inc., as Issuer

By

Name:
Title:

The Bank of New York Mellon, as Trustee

By

Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of MDC Partners Inc., a Canadian corporation (the “Issuer”), the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [_________], providing for the issuance of an unlimited aggregate principal amount of debt securities (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s payment obligations under a specified series of the Securities on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 901(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby becomes a Guarantor under the Indenture and is bound by the terms of the Indenture applicable to Guarantors of [name of specific series of Securities] (the “Specified Securities”), including Article XVI of the Indenture and [Article][Section] [ ] of the Supplemental Indenture dated as of [__________] [__], 20[ ] relating to the Specified Securities.

3. Governing Law, etc. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Insert for non-U.S. Guaranteeing Subsidiary: The Guaranteeing Subsidiary has appointed [______] as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Securities which may be instituted in any federal or state court in the Borough of Manhattan, New York City. The Guaranteeing Subsidiary hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Guaranteeing Subsidiary agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Securities remain outstanding. The Guaranteeing Subsidiary agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Securities remain outstanding or until the irrevocable appointment by the Guaranteeing Subsidiary of a successor agent in the Borough of Manhattan, New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Guaranteeing Subsidiary.]

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4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE ISSUER, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES OR THE SECURITIES.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Headings. The section headings of this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

7. Binding Obligation. This Supplemental Indenture has been duly executed and delivered by the Guaranteeing Subsidiary and constitutes a valid and binding agreement of the Guaranteeing Subsidiary, enforceable against the Guaranteeing Subsidiary in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors, (b) general equitable principles (whether considered in a proceeding in equity or law) and (c) an implied covenant of good faith and fair dealing.

8. Separability Clause. In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and the Guaranteeing Subsidiary and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY], as a Guarantor

By

Name:
Title:

MDC PARTNERS INC., as Issuer

By

Name:
Title:

The Bank of New York Mellon, as Trustee

By

Name:
Title:

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